EXHIBIT 99 (a)(3)	EXHIBIT (a)(3)

NOTICE OF WITHDRAWAL

PURSUANT TO

MECHANICAL TECHNOLOGY INCORPORATED

OFFER TO EXCHANGE OUTSTANDING STOCK OPTIONS

THE RIGHT TO REQUEST THAT MECHANICAL TECHNOLOGY INCORPORATED EXCHANGE OPTIONS
AND THE RIGHT TO WITHDRAW SUCH REQUEST EXPIRE AT 12:00 NOON, EASTERN STANDARD
TIME, ON DECEMBER 19, 2003, UNLESS EXTENDED

To Mechanical Technology Incorporated

     I previously received a copy of the Offer to Exchange Outstanding Stock Options, dated October 30, 2003, of Mechanical Technology Incorporated ("MTI") and the Election Form delivered therewith. I signed and returned the Election Form, in which I chose to accept MTI's offer to ask it to exchange my eligible options. I now wish to withdraw all of the options I surrendered for exchange. I understand that by signing this Notice of Withdrawal and delivering it to you, I will be withdrawing my previous acceptance(s) of the offer and I will not be surrendering any options for exchange. I have read and understood all of the terms and conditions of the offer to exchange outstanding options, including the consequences of a withdrawal.

     I understand that in order to withdraw, I must sign, date and deliver this Notice of Withdrawal to Sheila Lamb by fax at (518) 533-2201 or by mail or hand delivery to her attention at 431 New Karner Road, Albany, NY 12205, so that it is received on or before 12:00 Noon, Eastern Standard Time, on December 19, 2003 or, if MTI extends the expiration date of the offer, before the extended expiration of the offer.

     I understand that this notice of withdrawal must be clearly dated after my original election form and any subsequent new election forms.

     By rejecting the offer to ask MTI to exchange options, I understand that I will not receive any new options in connection with this offer and I will keep my old options (with the same exercise price as before). These options will continue to be governed by the stock option plan under which they were granted and existing option grant documents between MTI and me.

     I do not accept the offer to exchange any of my options.

     [X]______________________________________________________________________________
                                    Signature

     Date:__________________________, 2003

(MM/DD/YEAR)

     Name:_____________________________________________________________________________
                                    (Please Print)

     Tax ID/Social Security No.: ________________________________________________